 Document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		April 10, 2006
CYCLACEL PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
Delaware	0-50626	91-1707622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
150 John F. Kennedy Parkway, Suite 100 Short Hills, NJ		07078
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:		(973) 847-5955

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 4 – Matters Related to Accountants and Financial Statements.

Item 4.01

Changes in Registrant’s Certifying Accountant.

Pursuant to the terms of a Stock Purchase Agreement, dated as of December 15, 2005, as amended (the “Stock Purchase Agreement”), by and between Cyclacel Group plc (“Cyclacel Group”) and the Registrant, and as more particularly described in the Registrant’s Current Report on Form 8-K filed March 30, 2006, on March 27, 2006 (a) the Registrant acquired from Cyclacel Group all of the issued and outstanding share capital of Cyclacel Limited in exchange for an aggregate of 7,761,453 shares of the Registrant’s common stock, (b) the Registrant was renamed “Cyclacel Pharmaceuticals, Inc.” and (c) the Registrant’s board of directors and management were changed.

In connection with the transactions contemplated by the Stock Purchase Agreement, on April 10, 2006, Ernst & Young LLP (US) (“E&Y US”), who was previously engaged as the independent registered public accounting firm to audit the Registrant’s financial statements, resigned, which resignation was accepted by the Registrant’s board of directors, and Ernst & Young LLP (UK) (“E&Y UK”), who was previously engaged as the principal auditors to audit Cyclacel Limited’s financial statements, was appointed by the Registrant’s board of directors as the independent registered public accounting firm to audit the Registrant’s financial statements.  This change in accountants was effected solely as a result of the completion of the transactions contemplated by the Stock Purchase Agreement.

E&Y US’s audit reports on the financial statements of the Registrant for the years ended December 31, 2004 and 2005 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Registrant’s two most recent fiscal years and any subsequent interim period prior to the date of this report, there were no disagreements with E&Y US on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y US, would have caused it to make reference to the subject matter thereof in connection with its report.

During the Registrant’s two most recent fiscal years and any subsequent interim period prior to the date of this report, none of the events described in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), occurred.

During the Registrant’s two most recent fiscal years and any subsequent interim period prior to the date of this report, neither the Registrant nor anyone acting on its behalf consulted E&Y UK regarding (a) the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Registrant’s financial statements or (b) any (i) matter that was the subject of a disagreement with E&Y US on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of E&Y US, would have caused it to make reference to the subject matter thereof in connection with its report or (ii) events described in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

The registrant has provided E&Y US with a copy of this report prior to the filing thereof and has requested that E&Y US furnish to the Registrant a letter addressed to the Commission stating whether E&Y US agrees with the statements made by the Registrant in this report. The Registrant has requested E&Y US to provide this letter as promptly as possible and the Registrant will file this letter by amendment to this report as required by Item 304(a)(3) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2006	CYCLACEL PHARMACEUTICALS, INC.

By: /s/ Paul McBarron
Name: Paul McBarron Title: E.V.P., Finance & Chief Operating Officer

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